                                                                    EXHIBIT 99.3
                                                                    ------------

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We have audited, in accordance with auditing standards generally accepted in the United States, the consolidated financial statements of Mrs. Fields' Original Cookies, Inc. and subsidiaries as of January 2, 1999 and January 1, 2000, and for each of the three fiscal years ended in the period ended January 2, 2000 and have issued our report thereon dated March 27, 2000. Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. Schedule II, "Valuation and Qualifying Accounts", is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.



/s/ ARTHUR ANDERSEN LLP
-----------------------
Arthur Andersen LLP

Salt Lake City, Utah
March 27, 2000

                                                                    EXHIBIT 99.3
                                                                    ------------

             MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES
                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

                                                        Balance at
                                                        ----------
                                                        beginning                                 Balance at
                                                        ---------                                 ----------
                                                        of period      Additions    Deductions   end of period
                                                        ---------      ---------    ----------   -------------
--------------------------------------------------------------------------------------------------------------
Allowance for Doubtful Accounts:
   Year Ended January 3, 1998                           $   375,000   $   494,000   $  255,000    $   614,000
                                                        ===========   ===========   ==========    ===========

   Year Ended January 2, 1999                           $   614,000   $   816,000   $  278,000    $ 1,152,000
                                                        ===========   ===========   ==========    ===========

   Year Ended January 1, 2000                           $ 1,152,000   $   457,000   $  677,000    $   932,000
                                                        ===========   ===========   ==========    ===========

 Store Closure and Other Reserve:
    Store Closure Reserve                               $ 4,755,000   $ 3,395,000   $2,684,000    $ 5,466,000
    Transaction Fee Accrual                                 227,000             -      227,000              -
    Legal Accrual                                         1,197,000             -      548,000        649,000
    Lease Obligation Accrual                              1,026,000             -      867,000        159,000
    Finders' Fee Accrual                                    735,000             -      735,000              -
    Severance and Related Costs Accrual                     116,000             -      116,000              -
                                                        -----------   -----------   ----------    -----------

 Year Ended January 3, 1998                             $ 8,056,000   $ 3,395,000   $5,177,000    $ 6,274,000
                                                        ===========   ===========   ==========    ===========

    Store Closure Reserve                               $ 5,466,000   $11,103,000   $1,858,000    $14,711,000
    Legal Accrual                                           649,000             -      267,000        382,000
    Lease Obligation Accrual                                159,000             -      159,000              -
                                                        -----------   -----------   ----------    -----------

 Year Ended January 2, 1999                             $ 6,274,000   $11,103,000   $2,284,000    $15,093,000
                                                        ===========   ===========   ==========    ===========

    Store Closure Reserve                               $14,711,000   $ 2,238,000   $9,756,000    $ 7,193,000
    Legal Accrual                                           382,000             -      148,000        234,000
                                                        -----------   -----------   ----------    -----------

    Year Ended January 1, 2000                          $15,093,000   $ 2,238,000   $9,904,000    $ 7,427,000
                                                        ===========   ===========   ==========    ===========

 Impairment Reserve (1):
   Stores to be Closed                                  $ 6,733,000   $ 1,423,000   $3,507,000    $ 4,649,000
   Stores to be Franchised                                3,119,000     1,077,000      492,000      3,704,000
                                                        -----------   -----------   ----------    -----------

   Year Ended January 3, 1998                           $ 9,852,000   $ 2,500,000   $3,999,000    $ 8,353,000
                                                        ===========   ===========   ==========    ===========

   Stores to be Closed                                  $ 4,643,000   $ 2,477,000   $2,115,000    $ 5,005,000
   Stores to be Franchised                                3,710,000       973,000    1,260,000      3,423,000
                                                        -----------   -----------   ----------    -----------

   Year Ended January 2, 1999                           $ 8,353,000   $ 3,450,000   $3,375,000    $ 8,428,000
                                                        ===========   ===========   ==========    ===========

   Stores to be Closed                                  $ 5,005,000   $   116,000   $3,194,000    $ 1,927,000
   Stores to be Franchised                                3,423,000       454,000    1,322,000      2,555,000
                                                        -----------   -----------   ----------    -----------

 Year Ended January 1, 2000                             $ 8,428,000   $   570,000   $4,516,000    $ 4,482,000
                                                        ===========   ===========   ==========    ===========

(1) THE IMPAIRMENT RESERVE REDUCES THE CARRYING AMOUNTS OF PROPERTY AND EQUIPMENT AT STORES TO BE CLOSED TO ZERO AND THE CARRYING AMOUNTS OF PROPERTY AND EQUIPMENT AT STORES TO BE FRANCHISED TO NET REALIZABLE VALUE.